UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 22, 2011

AMERICAN STANDARD ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54471	20-2791397
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

4800 North Scottsdale Road, Suite 1400, Scottsdale, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 371-1929

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

On November 22, 2011, American Standard Energy Corp. (the “Company”) entered into a letter of intent (the “LOI”) with Cross Border Resources, Inc., (“Cross Border”) which memorialized the Company’s intent to acquire Cross Border (the “Proposed Business Combination”) and granted to the Company the exclusive right to enter into such a transaction with Cross Border between November 22, 2011 and January 31, 2012 (the “Term”).

Pursuant to the Proposed Business Combination, Cross Border would merge with and into a wholly owned subsidiary of the Company, with such subsidiary continuing as the surviving entity.  The Company has the right to alter the structure of the Proposed Business Combination during the Term.  The consideration payable to stockholders of Cross Border will be a number of shares of the Company’s common stock determined within 30 days of the date of the LOI based on an agreed price for Cross Border and the relative net asset value of the Company.

The Proposed Business Combination is subject to the execution and delivery by the Company and Cross Border of a mutually satisfactory, definitive merger agreement containing customary representations, warranties, covenants, indemnities and closing conditions.  The anticipated closing date would be on or before March 31, 2012.

The Company and Cross Border agreed to use their best efforts to complete their respective due diligence investigations by December 31, 2011.  During the Term, the Company has the exclusive right to enter into the Proposed Business Combination.  Cross Border agreed that none of it, its officers, directors, employees, any investment banker, financial adviser, attorney, accountant or other representative of Cross Border would submit, solicit, initial, encourage or discuss with third parties (or facilitate or furnish information with respect to) any proposal or offer from any person relating to a transaction alternative to the Proposed Business Combination.

If Cross Border breaches its exclusivity obligations during the Term and closes an alternative transaction with a third party within 12 months of the end of the Term, Cross Border will be obliged to reimburse the Company for all of the Company’s due diligence and financing-related costs, together with all expenses and out-of-pocket costs, incurred in connection with the preparation, review, negotiation, execution and delivery of the LOI and the definitive merger agreement, if any, and any other documents related thereto, in an amount up to $200,000.

The LOI may be terminated by mutual consent; by either party upon completion of its due diligence investigation; by the Company if, on or prior to December 31, 2011, Cross Border has not obtained the approval of its board of directors for the Proposed Business Combination and confirmed that it is satisfied with its due diligence investigation of the Company; or by either party if they have not executed a definitive merger agreement on or prior to January 31, 2012.

The foregoing summary of the terms of the LOI is qualified in its entirety by reference to the full text of the LOI, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company announced today that it executed the LOI described above: please see the press release (released pursuant to Rule 425 under the Securities Act of 1933) attached as Exhibit 99.1 hereto.

Item 9.01             Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

99.1	Letter of Intent dated November 22, 2011, by and between American Standard Energy Corp. and Cross Border Resources, Inc.

99.2	Press release, dated November 23, 2011, released by American Standard Energy Corp. pursuant to Rule 425 under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2011	AMERICAN STANDARD ENERGY CORP.

	By:	/s/ Scott Feldhacker
Scott Feldhacker
Chief Executive Officer